Exhibit 99.1

News Release

For Immediate Release

CONTACT:

Bill Newbould
Endo Pharmaceuticals

(610) 558-9800

ENDO ANNOUNCES POSITIVE RESULTS

FROM SECOND STUDY OF EXTENDED-RELEASE OXYMORPHONE

— Positive Outcome Also Reported from Immediate-Release Oxymorphone Trial —

CHADDS FORD, Pa., October 3, 2005 — Endo Pharmaceuticals Inc., a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), today reported positive results from the second of two Phase III clinical trials of its investigational drug oxymorphone extended-release tablets (oxymorphone ER).  In this multi-center, randomized, double-blind, parallel group trial, the safety and efficacy of oxymorphone ER were compared with placebo in 142 opioid-experienced patients with moderate-to-severe chronic low back pain.

Oxymorphone ER demonstrated a statistically significant difference in pain scores from placebo during a 12-week treatment period, during which the drug was administered twice daily. The primary endpoint was change in average pain intensity, as measured on the Visual Analog Scale (VAS), from baseline, defined as the last measurement prior to randomization, to final study visit (p<0.0001). In this Phase III study in opioid experienced chronic low back pain patients, oxymorphone ER was generally well tolerated with no single adverse event reaching an incidence of over 10% in either group.

On August 22, 2005 Endo announced the results of a Phase III trial of oxymorphone ER conducted in response to the U.S. Food and Drug Administration’s (FDA) request for additional clinical data to support Endo’s New Drug Application (NDA) for this developmental product.  This first trial evaluated oxymorphone ER in opioid-naïve patients and was conducted under the FDA’s Special Protocol Assessment (SPA) process. Apart from the patient population studied, the protocols for the two trials were virtually identical, including the primary and secondary efficacy analyses. In the earlier trial, oxymorphone ER also demonstrated a statistically significant difference in pain scores (on the same primary endpoint: p< 0.0001).

Separately, the company also announced positive results for a placebo-controlled, multicenter Phase III trial for oxymorphone immediate-release tablets (oxymorphone IR) in the treatment of acute post-operative pain. Endo also conducted this study under the FDA’s SPA process. On the primary outcome variable (time to discontinuations for all causes over a 48-hour period), oxymorphone IR 20 mg and 10 mg, given every four to six hours, were both superior to placebo (p<0.002 and p<0.006, respectively). Oxymorphone IR 20 mg and 10 mg tablets were generally well tolerated with an expected higher incidence of some opioid related side effects compared to placebo: nausea (25% and 17% vs 13%), vomiting (16% and 4% vs 7%), headache (12% and 10% vs 7%) and pruritus (10% and 13% vs 4%).

The company stated that it continues to expect to submit its complete response to the FDA’s NDA approvable letters for both oxymorphone ER and IR by early 2006. The company also anticipates an action letter from the FDA within six months of the filing of the complete response, which would target the commercial launch of these products in the second half of 2006, if approved.

As previously disclosed on October 20, 2003, the FDA issued an approvable letter for the oxymorphone ER and IR NDAs but had requested that Endo address certain questions and provide additional

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clarification and information, including additional clinical trials to further confirm the safety and efficacy of these products.  The positive data from the two new oxymorphone ER Phase III studies and from the one oxymorphone IR Phase III study will supplement the previously submitted Phase III trials for both products that the company believes the FDA already has accepted as demonstrating efficacy in the intended patient populations.

A more comprehensive summary of the data from these trials and the earlier oxymorphone ER trial will be presented at a later date at an appropriate scientific forum.

About Oxymorphone

Oxymorphone ER is a semi-synthetic µ-opioid agonist that has been formulated as a 12-hour extended-release tablet using Penwest Pharmaceuticals’ proprietary time-release technology TIMERx® delivery system. Oxymorphone ER has been studied in a wide range of chronic pain conditions, including low back pain, osteoarthritis pain, post-surgical pain and cancer pain. Oxymorphone ER is currently under review by the FDA. The safety and efficacy of oxymorphone ER have not been established by the FDA.

Oxymorphone IR has been studied in post-surgical pain in doses varying from 5 to 20 mg.  Oxymorphone IR is currently under review by the FDA. The safety and efficacy of oxymorphone IR have not been established by the FDA.

Oxymorphone is a Schedule II controlled substance.

Respiratory depression is the chief hazard from all opioid agonists including oxymorphone preparations. Respiratory depression is a particular potential problem in elderly or debilitated patients as well as in those suffering from conditions accompanied by hypoxia or hypercapnia when even moderate therapeutic doses may dangerously decrease pulmonary ventilation. The most common adverse reactions reported by patients treated with oxymorphone ER during clinical trials were nausea, constipation, dizziness, pruritus (itching), vomiting, somnolence, increased sweating, sedation and headache.

About Endo

A wholly owned subsidiary of Endo Pharmaceuticals Holdings (Nasdaq: ENDP), Endo Pharmaceuticals Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on April 30, 2004, as amended and in Endo’s Registration Statement on Form S-3 filed with the SEC on September 2, 2005, as amended.  Readers should evaluate any statement in light of these important factors.

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